Exhibit 99.1 Royal Oak Mines Inc. press release, dated May 12,
1998.

              FOR IMMEDIATE RELEASE FROM KIRKLAND

                          May 12, 1998

           Royal Oak Announces First Quarter Results

Royal Oak Mines Inc. (TSE and AMEX: RYO) announced today the unaudited financial results for the three months ended March 31, 1998. All figures are in thousands of Canadian dollars unless otherwise stated.

First Quarter Highlights

Financial Position

                         March 31, 1998    December 31, 1997    March 31, 1997
                         --------------    -----------------    --------------
Cash		                               63                  568           113,761
Total assets	                  	842,541              843,386           810,207
Net debt (1)                  		334,724              274,136           132,915
Shareholders' equity            318,638              316,378           443,365

(1)  Net debt = Notes payable + current and non-current capital leases - cash

* Operating income of $3.2 million in Q1/98 compared with an operating loss of $9.2 million in Q1/97.
* Net income of $2.3 million (2 cents per share) in Q1/98 compared with a net loss of $8.1 million (6 cents per share) in Q1/97.
* Cash flow before other operating items of $0.9 million in Q1/98 compared with a cash deficiency of $0.5 million in Q1/97.
* Operating results in Q1/98 were favourably impacted by closure of the high cost Hope Brook and Colomac mines toward the end of last year.
* Gold production from continuing operations at Giant and Pamour/Nighthawk mines was 45,557 ounces, down 5% from 47,999 ounces produced in Q1/97. Total gold production from all operations in Q1/97 was 85,080 ounces.
* Average cash cost of US$280 per ounce from continuing operations was down 16% from US$332 per ounce in Q1/97. Average cash cost for all operations in Q1/97 was US$372 per ounce.
* Average realized gold price of US$345 per ounce, a premium of US$51 per ounce, or 17% above average spot price of US$294 per ounce.
* Arranged US$120 million debt financing to complete Kemess project.
*    Scheduled start-up of Kemess this week.

Royal Oak Announces First Quarter Results, Page 2

Operating Results
                                                  Three months ended March 31
                                                          1998           1997
                                                       -------       --------
Gold production (ounces)                      		        45,557         85,080
Revenue                                              			22,429         47,974
Cash flow before changes in other operating items          930           (488)
Cash flow before changes in other operating items
 per share (C$)                                           0.01             --
Net income (loss)                     	               		 2,260         (8,113)
Net income (loss) per share (C$)         		               0.02          (0.06)


Cash cost of production (US$/oz)                     			   280            372
Average spot gold price (US$/oz)       		              	   294            351
Average realized gold price (US$/oz)    		                 345            411
Weighted average common shares outstanding (millions)  138.940        138.845
Period-end common shares outstanding (millions)        138.940        138.870


Operating results in the first quarter of 1998, compared with the same period in 1997, were favourably impacted by the closure of the high cost Hope Brook and Colomac mines in September and December of 1997, respectively. Both mines were placed on care and maintenance.

In the first quarter of 1998, gold production from continuing operations at the Giant and Pamour/Nighthawk mines was 45,557 ounces, a decrease of 5% from the 47,999 ounces produced at these mines in the same period of 1997. Total gold production in the first quarter of 1997 (including production from the Hope Brook and Colomac mines) was 85,080 ounces.

Revenue in the first quarter of this year was $22.4 million compared with $48.0 million in the same period of 1997. The decrease in revenue in the period this year reflected a decrease in gold production of 39,523 ounces, mainly due to the closure of the Hope Brook and Colomac mines, and a decrease of 16% in the average realized gold price to US$345 per ounce from US$411 per ounce in the first quarter of 1997. Revenue in the first quarter of 1998 included hedging gains of $3.2 million compared with $8.0 million in the same period last year.

In the first quarter of 1998, the Company reported operating income of $3.2 million compared with an operating loss of $9.2 million in the first quarter of 1997. Net income in the first quarter of 1998 was $2.3 million, or 2 cents per share, compared with a net loss of $8.1 million, or 6 cents per share, in the same period last year.

In the first quarter of 1998, the average cash cost of production for continuing operations at the Giant and Pamour/Nighthawk mines was US$280 per ounce, a decrease of 16% from the average of US$332 per ounce for these mines in the same period of 1997. In the first quarter of last year, the average cash cost for all operations was US$411 per ounce, which reflected the combined impact of the high cost Hope Brook and Colomac mines that were subsequently closed toward the end of the year. The average cash cost of US$280 per ounce at the Giant and Pamour/Nighthawk mines in the period this year reflects major cost-cutting initiatives implemented in the fourth quarter of last year when an average cash cost of US$285 per ounce was reported for these mines.

Cash flow before changes in other operating items was $0.9 million in the first quarter of 1998 compared with a cash deficiency of $0.5 million in the same quarter last year. Net cash used in operating activities

Royal Oak Announces First Quarter Results, Page 3

was $35.3 million in the first quarter of this year compared with net cash used of $66.3 million in the same period last year. The net change in cash used in other operating items of $36.2 million and $65.8 million in the respective periods mainly reflects increases in accounts payable related to the Kemess project.


    Kemess Mine Scheduled to Commence Production this Week

The Kemess gold copper mine in north central British Columbia is scheduled to commence production within the next few days after completing construction of the mill and the tailings pipeline. Over 9 million tons of waste has been stripped from the open pit during the pre-production phase in order to expose ore for drilling and blasting. Ore has already been hauled to the primary crusher to commission the equipment. Power is now being delivered to the mine site through the 230 kV transmission line.


                          Outlook

Margaret K. Witte, president and chief executive officer of Royal Oak, commenting on the outlook for the Company, said, "We are very excited about starting our new Kemess Mine within the next few days. Building the Kemess facility has been a great challenge for Royal Oak and we value the commitment of our construction workforce, suppliers and contractors who have supported the Company, particularly during this difficult period. We expect to close the previously announced US$120 million debt financing as soon as documentation is complete, allowing us to resolve our short-term liquidity problems.

We are also encouraged that the average cash cost at our Giant and Pamour operations has been maintained at the US$280 per ounce level after we took some major cost cutting initiatives in the fourth quarter last year. As a result, we were able to generate operating income, earnings, and cash flow before other operating items in the first quarter of this year despite a weak gold market.

The last twelve months have been a difficult time for Royal Oak as we have overcome a number of challenges on our Kemess project and have taken steps to improve our cost structure going forward by closing the high cost Hope Brook and Colomac mines. I believe the worst is now behind us as we are about to commence production at Kemess and complete our financing. I look forward to sharing with you during the remainder of this year the results of operations at Kemess as the mine reaches its operating targets."

For further information contact:        or in Europe contact:

Mr. J. Graham Eacott                    Mr. David Williamson
Vice President, Investor Relations      David Williamson Associates
Royal Oak Mines                         International Investor Relations
5501 Lakeview Drive                     15 St. Helen's Place, 3rd Floor
Kirkland, WA 98033-7314                 London, England, EC3A 6DE

Telephone:(425) 822-8992                Telephone:011-44-171-628-3989
Facsimile:(425) 822-3552                Facsimile:011-44-171-920-0563

          Internet site: http://www.royal-oak-mines.com

                            Royal Oak Mines Inc.
                        Consolidated Balance Sheets
                          (unaudited - Cdn$ 000's)
                                                       March 31    December 31
                                                           1998           1997
                                                      =========    ===========
ASSETS
Current Assets
Cash and cash equivalents                             $      63    $       568
       	Marketable securities                               560          9,875
       	Receivables                                      14,294         30,923
       	Inventories                                      16,204         21,120
       	Prepaid expenses                                  4,523          3,967
                                                     ----------     ----------
      	   Total Current Assets                           35,644         66,453
Property, Plant and Equipment, net                    		758,695        730,314
Long-Term Investments                                  	 12,373         12,145
Reclamation and Other Deposits                         	 14,360         14,332
Deferred Charges and Other Assets                      	 21,469         20,142
                                                     ----------     ----------
TOTAL ASSETS                                         $  842,541     $  843,386
                                                     ==========     ==========

LIABILITIES
Current Liabilities
       	Accounts payable and accrued liabilities     $   95,577     $  135,320
       	Deferred revenue                                 16,066         20,085
       	Capital leases                                    4,446          4,531
       	Taxes payable                                     1,563          1,723
       	Long-term debt interest payable                   4,579         10,326
       	Accrued unrealized loss on derivatives           18,258         21,327
                                                     ----------     ----------
          Total Current Liabilities                     140,489        193,312
Deferred Revenue                                         23,132         23,330
Other Liabilities                                        46,817         57,427
Long-Term Debt                                          310,895        250,338
Deferred Income Taxes                                     2,532          2,532
Minority Interest in Subsidiary Companies                    38             69
                                                     ----------     ----------
TOTAL LIABILITIES                                       523,903        527,008
                                                     ----------     ----------
SHAREHOLDERS' EQUITY
Capital Stock
	Common stock
    	  Authorized - unlimited
    	  Outstanding - 138,940,263
           (Dec. 31, 1997 - 138,940,263)                379,040        379,040
Deficit                                                 (60,402)       (62,662)
                                                     ----------     ----------
TOTAL SHAREHOLDERS' EQUITY                              318,638        316,378
                                                     ----------     ----------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY           $  842,541     $  843,386
                                                     ==========     ==========

                           Royal Oak Mines Inc.
                 Consolidated Statements of Income (Loss)
             (unaudited - Cdn$ 000's except per share amounts)
                                                   Three months ended March 31
                                                   ---------------------------
                                                           1998           1997
                                                   ============   ============
REVENUE                                              $   22,429     $   47,974
                                                     ----------     ----------
EXPENSES
        Operating                                        18,231         42,978
       	Care and maintenance                              1,337             74
       	Royalties and marketing                             291            424
       	Administrative and corporate                      2,246          2,652
       	Depreciation and amortization                     4,004          5,553
        Reclamation                                         584          1,130
       	Exploration and other                               447          1,347
       	Provision  for  (Recovery  of)  loss
        on  foreign  currency  and  commodity
       	contracts                                        (7,894)         3,008
                                                     ----------     ----------
     	     Total operating expenses                      19,246         57,166
                                                     ----------     ----------
OPERATING INCOME (LOSS)                                   3,183         (9,192)

OTHER INCOME (EXPENSE)
       	Interest and other income (expense), net             (8)         1,713
       	Interest expense                                   (297)          (118)
       	Long-term debt interest                          (8,208)        (6,344)
        Interest capitalized                              8,208          4,420
       	Foreign currency translation loss on
        long-term debt                                     (292)        (2,538)
                                                     ----------      ---------
INCOME (LOSS) BEFORE UNDERNOTED                           2,586        (12,059)

       	Income and mining taxes - current                  (420)          (326)
       	Income and mining taxes - deferred                   --          4,221
       	Minority interest                                    31             36
       	Equity in income of associated companies             63             15
                                                     ----------     ----------
NET INCOME (LOSS)                                         2,260         (8,113)
RETAINED EARNINGS (DEFICIT) - BEGINNING OF PERIOD       (62,662)        72,553
                                                     ----------     ----------
RETAINED EARNINGS (DEFICIT) - END OF PERIOD          $  (60,402)    $   64,440
                                                     ==========     ==========
EARNINGS (LOSS) PER SHARE                            $     0.02     $    (0.06)
                                                     ==========     ==========
Weighted average number of common shares
  outstanding (000's)                                   138,940        138,845
                                                     ==========     ==========

Certain of 1997 amounts have been reclassified to conform with the current year's presentation.

                      Royal Oak Mines Inc.
              Consolidated Statements of Cash Flow
                    (unaudited - Cdn$ 000's)
                                                   Three months ended March 31
                                                           1998           1997
                                                   ============   ============
CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES
Net income (loss) for the period                     $    2,260     $   (8,113)
Items not affecting cash:
     Depreciation and amortization                        4,004          5,553
     Amortization of deferred finance costs                 425            239
     Deferred income tax                                     --         (4,221)
     Reclamation                                            584          1,130
     Provision for (Recovery of) unrealized
     loss on foreign currency and commodity
     contracts                                           (6,539)         2,518
     Foreign currency translation on senior
     subordinated notes                                     292          2,538
     Deferred charges and other                             (96)          (132)
                                                     ----------     ----------
Cash flow                                                   930           (488)
Net change in other operating items                     (36,197)       (65,763)
                                                     ----------     ----------
Net cash used in operating activities                   (35,267)       (66,251)
                                                     ----------     ----------
CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES
    	Issue of common shares                                  --            112
    	Capital lease obligation                              (474)          (278)
    	Issue of Senior Secured Debt                        64,059             --
    	Issue costs of long-term debt                       (5,566)            --
                                                     ----------     ----------
Net cash provided by (used in) financing activities      58,019           (166)
                                                     ----------     ----------
CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES
    	Proceeds from asset sales                            4,267             --
    	Investment in other capital assets, net            (36,446)       (46,275)
    	BC Government assistance                                --         30,965
    	Investment in exploration and non-producing
	    properties, net                                       (274)        (1,691)
    	Change in other assets                                (119)          (587)
                                                     ----------     ----------
Net cash used in investing activities                   (32,572)       (17,588)
                                                     ----------     ----------
DECREASE IN CASH AND MARKETABLE SECURITIES
 DURING PERIOD                                           (9,820)       (84,005)
CASH AND MARKETABLE SECURITIES AT BEGINNING
 OF PERIOD                                               10,443        198,356
                                                     ----------     ----------
CASH AND MARKETABLE SECURITIES AT END OF PERIOD      $      623     $  114,351
                                                     ==========     ==========